SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              AMENDMENT NO. 1

                                    TO

                             FORM 8-K/A No. 1

                              CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): December 16, 1998


                   SOUTH ALABAMA BANCORPORATION, INC.
          (Exact name of registrant as specified in its charter)



ALABAMA                            0-15423             63-0909434
(State or other jurisdiction       (Commission         (IRS Employer
  of incorporation)                 File Number)       Identification No.)



                           100 St. Joseph Street
                            Mobile, Alabama 36602
                 (Address of principal executive offices)



      Registrant's telephone number, including area code 334-431-7800


     Item 5.   Other Events.

     On December 16, 1998, The Commercial National Bank of Demopolis ("CNB") was merged with and into a wholly owned subsidiary of South Alabama Bancorporation, Inc. ("South Alabama"). The merger was completed under the terms of an Amended and Restated Agreement and Plan of Reorganization, dated as of October 26, 1998 (the "Agreement").

     Pursuant to the Agreement, each of the 121,500 shares of the common stock of CNB were exchanged for 9.65 shares of South Alabama Common Stock plus the right to receive a portion of any South Alabama Common Stock released from escrow upon final adjudication of a lawsuit pending against CNB. Each share of South Alabama's Common Stock remains equal to one share of the combined company. South Alabama issued a total of 1,188,716 shares of its common stock in this merger, but 16,308 shares are being held in escrow pending the outcome of the lawsuit mentioned above. This acquisition did not constitute the acquisition of a significant amount of assets, as defined in applicable securities laws.

     Further information regarding the terms of the acquisition of CNB is contained in South Alabama's Prospectus dated November 10, 1998 under the caption "The Merger," and is incorporated herein by reference. The Prospectus was filed as a part of South Alabama's Registration Statement on Form S-4, Registration No. 333-63701.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, South Alabama has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SOUTH ALABAMA BANCORPORATION, INC.
                              (Registrant)


                              /s/W. Bibb Lamar, Jr.
                              W. Bibb Lamar, Jr.
                              President and Chief Executive Officer



Date: February 26, 1999